UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 13, 2009

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.                                Costs Associated with Exit or Disposal Activities

As part of its ongoing optimization of its cost and expense structure, on January 13, 2009, Lexmark International, Inc. (the “Company”) announced a restructuring plan (the “2009 Restructuring Plan”).  The Company continually reviews its resources in light of a variety of factors, and has determined that it will restructure its workforce through elimination of certain functions on a worldwide basis.

The 2009 Restructuring Plan is expected to impact about 375 positions through the end of 2009.  The Company estimates the 2009 Restructuring Plan will result in total pre-tax charges of approximately $45 million, all of which will require cash.  Pre-tax charges of approximately $20 million will be recognized in the fourth quarter of 2008.  The Company expects the 2009 Restructuring Plan to be substantially completed by the end of 2009.  The Company currently estimates total annual cost savings as a result of the 2009 Restructuring Plan to be approximately $40 million in 2009 and $50 million thereafter.  The text of the press release announcing the 2009 Restructuring Plan is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.                                Regulation FD Disclosure

On January 13, 2009, Lexmark International, Inc. issued a press release revising its financial outlook for the fourth quarter of 2008 and announcing a 2009 Restructuring Plan.  The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description of Exhibit

	99.1	Press Release issued by Lexmark International, Inc., dated January 13, 2009.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States.

Statements in this Current Report on Form 8-K which are not historical facts are forward-looking and involve risks and uncertainties, including, but not limited to economic uncertainty and deteriorating worldwide economic conditions, including unprecedented financial market disruption; restrictions on credit globally; fluctuations in foreign currency exchange rates; credit risk associated with the Company’s customers, channel partners, and investment portfolio; aggressive pricing from competitors and resellers; excessive inventory for the Company and/or its reseller channel; failure to manage inventory levels or production capacity; inability to be successful in the higher-usage segments of the inkjet market; the financial failure or loss of business with a key customer or reseller including loss of retail shelf placements; market acceptance of new products and pricing programs; increased investment to support product development and marketing; periodic variations affecting revenue and profitability; the inability to meet customer product requirements on a cost competitive basis; failure to implement the workforce reductions in all of the various geographies affected and execute planned cost reduction measures; possible changes in the size and components of the expected restructuring costs, charges, and savings; entrance into the market of additional competitors focused on printing solutions; inability to perform under managed print services contracts; decreased supplies consumption; increased competition in the aftermarket supplies business; unforeseen cost impacts as a result of new legislation; changes in the company’s tax provisions or tax liabilities; fees on the company’s products or litigation costs required to protect the company’s rights; inability to obtain and protect the company’s intellectual property and defend against claims of infringement and/or anticompetitive conduct; reliance on international production facilities, manufacturing partners and certain key suppliers; changes in a country’s political conditions; conflicts among sales channels; the failure of information technology systems; disruptions at important points of exit and entry and distribution centers; business disruptions; terrorist acts; acts of war or other political conflicts; or the outbreak of a communicable disease; and other risks described in the company’s Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

January 13, 2009	By:	/s/ John W. Gamble, Jr.
John W. Gamble, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Lexmark International, Inc., dated January 13, 2009.